UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting of Stockholders of The Western Union Company (the “Company”) held on Thursday, May 30, 2013 (the “2013 Annual Meeting”), upon the recommendation of the Company's Board of Directors, the stockholders voted to approve amendments to the Company's Amended and Restated Certificate of Incorporation (the “Charter”) to add a right permitting stockholders, individually or as a group, who have held at least a 20% of the Company's outstanding capital stock for at least one year to call a special meeting of stockholders, subject to certain conditions set forth in the Company's By-Laws (which have been amended and restated, as described below).

The newly amended Charter (the “New Amended and Restated Charter”) was filed with the Secretary of State of the State of Delaware on May 30, 2013 and was effective as of such date. The foregoing summary of the amendments to the Charter is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the New Amended and Restated Charter, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

The Company's Board of Directors previously approved, subject to the approval by the Company's stockholders of the foregoing amendments to the Charter, corresponding amendments to the Company's By-Laws to allow stockholders, individually or as a group, who have held at least 20% of the Company's outstanding stock for at least one year to call a special meeting of stockholders (the "By-Law Amendments"), subject to certain exceptions. The By-Law Amendments set forth the conditions pursuant to which stockholders may call a special meeting. In general, a stockholder or group of stockholders who wish to call a special meeting must first deliver to the Company a written request to call a special meeting. Each written request must be signed by the requesting stockholder or group of stockholders and must include information concerning both the requesting stockholder or group of stockholders and the business proposed to be brought before the special meeting. A requesting stockholder or group of stockholders must also include documentary evidence as to whether such stockholder or group of stockholders meets the ownership requirements necessary to call a special meeting. The Secretary of the Company will not be obligated to call a special meeting to the extent that the applicable requesting stockholder or group of stockholders have not met the procedural and other conditions contained in the By-Law Amendments. The By-Law Amendments became effective upon the filing of the New Amended and Restated Charter with the Secretary of State of the State of Delaware on May 30, 2013. The foregoing summary of the By-Law Amendments is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Company's Amended an Restated By-Laws, as amended and restated as of May 30, 2013, filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company's 2013 Annual Meeting, the stockholders of the Company: (i) elected the persons listed below to serve as directors of the Company for a one-year term; (ii) on an advisory basis, voted in favor of the compensation of the Company's named executive officers, as set forth in the Company's proxy statement for the 2013 Annual Meeting; (iii) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013; (iv) voted in favor of amendments to the Company's Amended and Restated Certificate of Incorporation to provide stockholders with the right to call special meetings of stockholders, as described above in Item 5.03; and (v) voted against a stockholder proposal regarding political contributions. The final voting results for the matters voted upon at the meeting are as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dinyar S. Devitre	425,686,734	12,191,694	1,173,841	46,989,556
Betsy D. Holden	425,222,852	12,673,590	1,155,827	46,989,556
Wulf von Schimmelmann	425,083,941	12,798,997	1,169,331	46,989,556
Solomon D. Trujillo	423,571,714	14,321,658	1,158,897	46,989,556

Proposal 2: Advisory Vote on Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
428,198,181	9,295,981	1,557,196	46,990,467

Proposal 3: Ratification of Selection of Auditors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
481,444,229	3,406,038	1,191,558	0

Proposal 4: Approval of Amendments to the Company's Amended and Restated Certificate of Incorporation to Provide Stockholders with the Right to Call Special Meetings of Stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
437,418,788	513,795	1,119,686	46,989,556

Proposal 5: Stockholder Proposal Regarding Political Contributions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,321,522	358,771,968	64,957,868	46,990,467

Item 9.01. Financial Statements and Exhibits.

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 30, 2013.

3.2	Amended and Restated By-Laws of the Company, as amended and restated as of May 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2013	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 30, 2013.

3.2	Amended and Restated By-Laws of the Company, as amended and restated as of May 30, 2013.